UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

July 22, 2015 (July 16, 2015)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Outstanding Options:

On July 16, 2015, the Company’s Compensation Committee approved amendments (“Amendments”) to all options (“Options”) granted between 2012 and the present under the Company’s 2007 Incentive Stock Plan (“2007 Plan”) to employees of the Company, including the “Named Executive Officers.” Prior to the Amendments, the terms of these Options include the following performance-based vesting conditions: 1) the Options may vest and become exercisable in four equal annual tranches based on the Company meeting certain annual EBITDA targets; and 2) the Options may also vest if the Company’s majority shareholder realizes a return on its equity investment in the Company (referred to as “multiple of invested capital,” or “MOIC”) of at least 2.25 times its total investment in the Company following its sale of all or a portion of its equity interests in the Company during the ten (10) year term of the Options.

The Amendments modify the MOIC-based vesting condition, but do not modify the vesting condition based on satisfaction of the annual EBITDA targets. As modified by the Amendments, the MOIC-based vesting condition of the Options will now provide for vesting within a range of achievement of a MOIC multiple between 1.5 and 2.25. If the Company’s majority shareholder sells all or a portion of its equity interests in the Company while the Options are outstanding, then the unvested Options will vest and become exercisable as follows: 1) 25% of the Options will vest and become exercisable if the majority shareholder realizes a MOIC of 1.5 times its equity investment in the Company; 2) 100% of the Options will vest and become exercisable if the majority shareholder realizes a MOIC of at least 2.25 times its equity investment in the Company; and 3) if the majority shareholder realizes a MOIC of greater than 1.5 times its equity investment but less than 2.25 times its equity investment, then 25% of the Options will vest and become exercisable and a percentage of the remaining unvested Options will vest and become exercisable with such percentage equal to a fraction, (x) the numerator of which is the actual MOIC realized by the majority shareholder, less 1.5 and (y) the denominator of which is 0.75.

The Amendments modified the following number of Options held by the Named Executive Officers: 166,667 Options held by Susan M. Crawford, Executive Vice President and Chief Financial Officer, 166,667 Options held by Brady Shirley, President, DJO Surgical, 100,000 Options held by Stephen J. Murphy, President, International Commercial Businesses and 166,667 Options held by Sharon Wolfington, President, Global Recovery Sciences. “Named Executive Officers” is defined as the CEO, CFO and the three highest compensated executive officers in 2014.

Except as described, the Options remain unchanged and will continue in full force and effect in accordance with their terms.

Grant of Options to CEO:

On July 16, 2015, the Company’s Compensation Committee approved a grant of options to purchase 265,000 shares of the Company’s Common Stock under the 2007 Plan to Mr. Mogul. These options have a term of 10 years from the date of grant and an exercise price of $16.46 per share, which was not less than the fair market value of our common stock on the date of grant. These options will vest and become exercisable during their term only if the Company’s majority shareholder sells all or a portion of its equity interest in the Company and satisfies the following MOIC condition: 1) 25% of the options will vest and become exercisable if the majority shareholder realizes a MOIC of 1.5 times its equity investment in the Company; 2) 100% of the options will vest and become exercisable if the majority shareholder realizes a MOIC of at least 2.25 times its equity investment in the Company; and 3) if the majority shareholder realizes a MOIC of greater than 1.5 times its equity investment but less than 2.25 times its equity investment, then 25% of the options will vest and become exercisable and a percentage of the remaining unvested options will vest and become exercisable with such percentage equal to a fraction, (x) the numerator of which is the actual MOIC realized by the majority shareholder, less 1.5 and (y) the denominator of which is 0.75.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC

Date: July 22, 2015

	By:	/s/ DONALD M. ROBERTS
	Name:	Donald M. Roberts
	Title:	Executive Vice President & General Counsel